Exhibit 99.2

Toppoint Holdings Inc. Announces Closing of $10 Million Initial Public Offering

North Wales, PA, January 23, 2025 (GLOBE NEWSWIRE) – Toppoint Holdings Inc. (“Toppoint” or the “Company”) today announced the closing of its previously announced initial public offering of an aggregate of 2,500,000 shares of its common stock (the “Shares”) at an offering price of $4.00 per share to the public, for a total of $10,000,000 in gross proceeds to the Company (the “Offering”), before deducting underwriting discounts and estimated offering expenses. The Shares began trading on the NYSE American stock exchange on January 22, 2025, under the ticker symbol "TOPP."

In addition, the Company has granted the underwriter an option, exercisable within 45 days from the date of the final prospectus, to purchase up to an additional 375,000 shares of common stock at the public offering price, representing 15% of the Shares sold in the Offering, less underwriting discounts and commissions, to cover over-allotments.

The net proceeds from the Offering are expected to be used for (i) geographic expansions, (ii) investments in physical and IT infrastructure, (iii) expansion of our sales team and marketing efforts, and (iv) general working capital and other corporate purposes.

The Offering was conducted on a firm commitment basis. A.G.P./Alliance Global Partners (“A.G.P.”) was the sole book-running manager for the Offering. Bevilacqua PLLC acted as legal counsel to the Company and Loeb & Loeb LLP acted as legal counsel to A.G.P. for the Offering.

The Offering was conducted pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-281474) previously filed with and subsequently declared effective by the U.S. Securities and Exchange Commission (“SEC”) on January 21, 2025. The Offering was made only by means of a prospectus, forming a part of the registration statement. Electronic copies of the final prospectus relating to the Offering may be obtained for free by visiting EDGAR on the SEC’s Website at www.sec.gov. Alternatively, copies of the prospectus relating to the Offering may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, by phone at +1 (212) 624-2060, or by email at prospectus@allianceg.com.

This press release has been prepared for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, and no sale of these securities may be made in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Toppoint Holdings Inc.

Established in 2014 and headquartered in North Wales, Pennsylvania, Toppoint Holdings Inc. specializes in the transport of wastepaper, scrap metal, and wooden logs for large waste companies, recycling centers, and commodity traders. The Company’s operations extend to major ports, including Newark, NJ, and Philadelphia, PA. With a commitment to growth and innovation, Toppoint Holdings recently expanded into the recycling export transport markets of Tampa, Jacksonville, and Miami, FL; Baltimore, MD; and Ensenada, Mexico, as of 2024. The company also provides trucking and logistics brokerage solutions for plastic and other commodities, servicing key commercial hubs across the U.S. For additional information, please go to https://toppointtrucking.com/

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking statements” as defined under the federal securities laws, including, but not limited to, the Company’s statements regarding the use of proceeds from the sale of the Company’s Shares in the Offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions in this press release. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.

For further information, please contact:

Underwriter Inquiries:

A.G.P./Alliance Global Partners

590 Madison Avenue, 28th Floor

New York, NY 10022

Email: prospectus@allianceg.com

Investor Relations Inquiries:

Crescendo Communications, LLC

212-671-1020

TOPP@crescendo-ir.com